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Exhibit 23.2

        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Marconi Corporation plc on Form F-3 of our report dated June 14, 2004, appearing in the Annual Report on Form 10-K of Marconi Corporation plc for the fiscal year ended March 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

By:	/s/ DELOITTE & TOUCHE LLP Deloitte & Touche LLP

Birmingham, United Kingdom
July 26, 2004

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  Exhibit 23.2